AMENDED & RESTATED
                      ARTICLES OF INCORPORATION
                                  OF
                        BRONZE MARKETING, INC.

     THE UNDERSIGNED, Lynn Dixon, hereby certifies that he was the sole original incorporator of BRONZE MARKETING, INC., a Nevada corporation; the original Articles were filed in the Office of the Secretary of State on May 1, 1997; as of the date of this certificate, no stock of the corporation has been issued; and hereby amends and restates in entirety the Articles of Incorporation of the corporation.
                           ARTICLE I - NAME
     The name of the Corporation is BRONZE MARKETING, INC.
                        ARTICLE II - DURATION
     The duration of the corporation is perpetual.
                        ARTICLE III - PURPOSES
     The purpose or purposes for which this corporation is
organized are:
     (a) To engage in the specific business of marketing bronze artwork and sculptures, and conduct related business, and to engage in any other lawful acts, activities and pursuits for which a corporation may be organized under Nevada law. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.
     (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.
     (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.
     (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.
                          ARTICLE IV - STOCK
     The aggregate number of shares which this corporation shall have authority to issue is 24,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.
                        ARTICLE V - AMENDMENT
     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.
                    ARTICLE VI - SHAREHOLDERS RIGHTS
     The authorized but unissued stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.
           ARTICLE VII - INITIAL OFFICE AND RESIDENT AGENT
               The Corporation Trust Company of Nevada
               One East First Street
               Reno, Nevada 89501
                       ARTICLE VIII - DIRECTORS
     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.
     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.
     The number of directors constituting the initial Board of Directors of this corporation is one. The name and address of the person who is to serve as sole director until the first annual meeting of stockholders or until any successor(s) are elected and qualify, is:
               NAME                     ADDRESS
          Heather Hamby       426 South 1000 East, #704
                              Salt Lake City, UT 84102

                      ARTICLE IX - INCORPORATORS
     The name and address of each incorporator is:
               NAME                     ADDRESS
          Lynn Dixon               311 South State, Suite 440
                                   Salt Lake City, UT 84111

                              ARTICLE X
       COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS
     No contract or other transaction between this corporation and any one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such person is present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction in good faith by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, (c) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or (d) the contract or transaction is fair and reasonable to the corporation at the time it is approved.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.
                              ARTICLE XI
                LIABILITY OF DIRECTORS AND OFFICERS
     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.
     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.
     Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.
     DATED this        day of            , 1997.




STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )


     On the        day of               , 199    personally
appeared before me,  Lynn Dixon     , who duly acknowledged to me
that he signed the foregoing Articles of Incorporation.


                                   NOTARY PUBLIC
                                   Residing at Salt Lake County
My Commission Expires:





      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT


     The Corporation Trust Company of Nevada hereby accepts the appointment as Registered Agent of the above named corporation.
                                   The Corporation Trust Company of
                                   Nevada


Dated:                             By:

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